UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 7, 2016

Roomlinx, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Continental Plaza - 6th Floor
433 Hackensack Avenue
Hackensack, New Jersey 07601
                                            (201) 968-9797
(Address of Principal Executive Offices)  (Zip Code)

                                      (201) 968-9797
(Registrant's Telephone Number, Including Area Code)

                                                  N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events
On February 24, 2016 Brookville Special Purpose Fund, et al. commenced a Strict Foreclosure Action against Signal Point Holdings Corp. et al. calling the Notes that were in default and had matured. The Parties however, agreed to modify the Loan Documents and reached a settlement, together with mutual releases.
On April 7, 2016, Roomlinx Inc. (the "Company") and Brookville Special Purpose Fund, et al. settled the litigation as follows.  Roomlinx Inc. in order to forebear the current foreclosures with its secured lenders, entered into a Restructuring, Omnibus Pledge, Security and Intercreditor Agreement (the "Omnibus Agreement").  The Omnibus Agreement is among the Company, Signal Point Holdings Corp. ("SPHC"), a wholly-owned subsidiary of the Company, Signal Point Telecommunications Corp. ("SPTC"), a wholly-owned subsidiary of SPHC, and SignalShare Software Development Corp. ("SSSDC"), a wholly-owned subsidiary of SPHC.  SPHC, SPTC and SSSDC are collectively referred to as the "Debtors."  Brookville Special Purpose Fund, LLC, Veritas High Yield Fund, LLC and Allied International Fund, Inc. are collectively referred to as the "Secured Parties," and collectively with the Debtors, referred to as the "Parties."
In exchange for the forbearance of the foreclosure on the assets of the Debtors, the Company agreed to transfer the subsidiaries of SPHC (specifically, SPTC and SSSDC), with the exception of SignalShare LLC and Signal Point Corp., to "NEWCO," a new subsidiary of the Company, so that the subsidiaries of SPHC will become subsidiaries of NEWCO.  The Debtors granted the Secured Parties a lien on the assets of the Debtors and pledged the securities of NEWCO, SPTC and SSSDC to the Secured Parties (collectively, the "Collateral").
The Parties: (i) reaffirmed the priorities of the Secured Parties in the Collateral; (ii) agreed that the Secured Parties' subordinated security interest in the assets of Signal Share LLC shall be governed by the terms of the Intercreditor, Modification and Settlement Agreement dated as of November 13, 2015 by and among SPHC, Signal Share, the Secured Parties and NFS Leasing, Inc. ("NFS")  in which agreement NFS acknowledged that it never has, nor will it ever have any security interest in the SPHC Excluded Entities which included a) Signal Point Telecommunications Corp. b) Signal Point Corp. c) Signal Share Software Development Corp. d) RoomLinx, Inc. e) Signal Point Infrastructure, Inc. and their respective Affiliates and (iii) agreed the Secured Parties and SPTC shall notice EBF Lending to the transactions contemplated by the Omnibus Agreement, since EBF has filed liens on SPTC related to an accounts receivable line of financing to which the Secured Parties have consented and any payments or amounts owed EBF will continue as is as was from either NEWCO or other applicable entity.
The Parties agreed to representations, warranties and covenants consistent with the prior Loan Documents.  Upon an event of default, the Secured Parties shall have all remedies contained in the Loan Documents at law and equity, and all rights and remedies of a secured party under the UCC.  Any deficiency upon a disposition of the Collateral will bear interest at 15% per annum plus reasonable attorneys' fees.
Item 9.01       Financial Statement and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2016	ROOMLINX, INC.

By: /s/ Cristopher Broderick
Name: Christopher Broderick
Title: Chief Operating Officer